CERTIFICATE
                                       OF
                                    RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                            SIERRA PACIFIC RESOURCES


          SIERRA PACIFIC RESOURCES, a corporation organized under the laws of the State of Nevada (the "Corporation"), by its President and Secretary, does hereby certify:

          (1) That by resolution of the Board of Directors of the Corporation adopted at a regular meeting of the Board of Directors held on July 13, 1999,

the Board of Directors authorized and directed the President and Secretary of the Corporation to execute and file this certificate to restate in a single certificate the articles of incorporation of the Corporation, as amended to the date of this Certificate.

          (2) That the following is a correct restatement of the entire text of the Restated Articles of Incorporation of the Corporation, as amended to the date of this Certificate:


[this space intentionally left blank]

                                    RESTATED

                            ARTICLES OF INCORPORAITON

                                       OF

                            SIERRA PACIFIC RESOURCES


                         (Effective Date: July 28, 1999)


                               History of Changes
                               ------------------


                    Original Articles Filed December 12, 1983
      Amended-Restated Articles on July 11, 1985 and Filed August 14, 1985
      Amended-Restated Articles on May 18, 1987 and Filed October 23, 1987
        Amended-Restated Articles on May 16, 1989 and Filed May 22, 1989
       Amended-Restated Articles on May 21, 1990 and Filed October 5, 1990
              Amended in Articles of Merger Filed on July 28, 1999

                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                            SIERRA PACIFIC RESOURCES

                                    ARTICLE I
                                    ---------
                                      NAME
                                      ----

            The name of the corporation is SIERRA PACIFIC RESOURCES.


                                   ARTICLE II
                                   ----------
                           PRINCIPAL PLACE OF BUSINESS
                           ---------------------------

          The location of the Corporation's principal office or place of business in the State of Nevada shall be 6100 Neil Road, Sierra Plaza, P.O. Box

30150, Reno, Washoe County, Nevada 89520. The Corporation may maintain an office or offices in such other place within or without the State of Nevada as may be from time to time designated by the Board of Directors or by the By-Laws of the

Corporation, and the Corporation may conduct all Corporation business of every kind and nature relative to the purposes of the Corporation, including the holding of meetings of directors and stockholders, outside the State of Nevada as well as in the State of Nevada.


                                   ARTICLE III
                                   -----------
                                     PURPOSE
                                     -------

          The purpose for which the Corporation is organized is to transact any or all lawful business for which corporations may be incorporated under the

Nevada Revised Statutes, Chapter 78.

                                   ARTICLE IV
                                   ----------
                                TERM OF EXISTENCE
                                -----------------

          The Corporation shall have a perpetual existence.


                                    ARTICLE V
                                    ---------

                         CAPITAL STOCK AND AMENDMENTS TO
                         -------------------------------
                            ARTICLES OF INCORPORATION
                            -------------------------

                            Authorized Capital Stock
                            ------------------------

Section 1:
---------

          The amount of the total authorized capital stock of the Corporation is two hundred fifty million (250,000,000) shares of common stock of $1.00 par value. Said shares may be issued by the Corporation from time to time for such consideration as may be fixed from time to time by the Board of Directors.

                                  Voting Rights
                                  -------------

Section 2:
---------

          The holders of common stock shall exclusively possess full voting rights for the election of directors and for all other purposes. Each holder of record of shares of common stock entitled to vote at any meeting of stockholders shall, as to all matters in respect of which such stock has voting power, be entitled, except as otherwise provided herein or in the By-Laws of the

Corporation, to one vote for each share of such stock held and owned by him, as shown by the stock books of the Corporation, and may cast such vote in person or by proxy.

                                Preemptive Rights
                                -----------------

Section 3:
---------

          No holder of any stock, or of rights or options to purchase stock of the Corporation of any class, now or hereafter authorized, shall have any preferential or preemptive right to purchase or subscribe for any part of any stock of the Corporation, now or hereafter authorized or any bonds, certificates of indebtedness, debentures, options, warrants or other securities convertible into or evidencing the right to purchase stock of the Corporation, but any such stock or securities convertible into or evidencing the right to purchase stock may at any time be issued and disposed of by the Board of Directors to such purchasers, in such manner, for such lawful consideration and upon such terms as the Board of Directors may, in its discretion, determine without offering any thereof on the same terms or on any terms to all or any stockholders, as such,

of the Corporation.

                               Scrip Certificates
                               ------------------

Section 4:
---------

          No certificates for fractional shares of any class of stock shall be issued. In lieu thereof, scrip certificates or other evidences of ownership of fractional interests in shares of the stock of the Corporation may be issued by the Corporation representing rights to such fractional shares and exchangeable,

when accompanied by other certificates in such amount as to represent in the aggregate one or more full shares of stock, for certificates for full shares of stock. The holders of scrip certificates or other evidences of ownership of fractional interests in shares of stock of the Corporation will not be entitled to any rights as stockholders of the Corporation until the scrip certificates are so exchanged. Such scrip certificates may, at the election of the Board of

Directors of the Corporation, be in bearer form, shall be non-dividend bearing,

non-voting and shall have such expiration date as the Board of Directors of the

Corporation shall determine at the time of the authorization or issuance of such scrip certificates.


                     Amendments of Articles of Incorporation
                     ---------------------------------------

Section 5:
---------

          The provisions of the Articles of Incorporation, except as expressly otherwise herein provided or otherwise required by law, may be amended or altered by a vote of the holders of a majority of the common stock of the

Corporation then issued, outstanding and entitled to vote.


                                   ARTICLE VI
                                   ----------
                               BOARD OF DIRECTORS
                               ------------------

          The members of the governing board of the Corporation shall be known as Directors, and the number of Directors shall be as fixed in the By-Laws and may, from time to time, be increased or described by a two-thirds (2/3)

affirmative vote of the entire Board of Directors provided that the number shall not be increased to more than fifteen (15). Directors need not be stockholders of the Corporation, however, they shall be at least twenty-one (21) years of age and at least a majority of them shall be citizens of the United States.

          The Directors of this Corporation shall be divided into three classes:

Class I, Class II and Class III. Such classes shall be as nearly equal in number as possible. The term of office of the initial Class I Directors shall expire at the Annual Meeting of Stockholders in 1986; the term of office of the initial

Class II Directors shall expire at the Annual Meeting of Stockholders in 1987;

and the term of office of the initial Class III Directors shall expire at the

Annual Meeting of Stockholders in 1988; or in each case thereafter when their respective successors are elected and have qualified. At each annual election held after the initial election of Directors according to classes, the Directors chosen to succeed those whose terms then expire, shall be identified as being of the same class of the Directors they succeed and shall be elected for a term expiring at the third succeeding Annual Meeting of Stockholders or in each case thereafter when their respective successors are elected and have qualified. If the number of Directors has changed, any increase or decrease in Directors shall be apportioned among the classes so as to maintain all classes as nearly equal in number as possible, but in no case shall the decrease in number of Directors shorten the term of any incumbent Director.

          A Director or Directors may be removed from office only by the vote of stockholders representing not less than two-thirds (2/3) of the issued and outstanding capital stock entitled to vote generally in the election of

Directors.

          Vacancies occurring in the Board of Directors for any reason,

including any newly created directorships resulting from an increase in the number of Directors shall be filled by the affirmative vote of a majority of the remaining Directors, though less than a quorum. Each Director so chosen shall hold office until the expiration of the term of Director, if any, whom he or she has been chosen to succeed, or if none, until the expiration of the term of the class assigned to the newly created directorship to which he or she has been elected and until his or her successor shall be duly elected and qualified or until his or her earlier death, resignation or removal.

          Notwithstanding any other provisions of these Articles of

Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of

Incorporation or the By-Laws of the Corporation), the affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) or more of the Common

Stock of the Corporation then issued, outstanding and entitled to vote, shall be required to amend or repeal, or adopt any provisions inconsistent with, this

Article VI, unless two-thirds (2/3) of the entire Board of Directors approves any such amendment, in which case, the affirmative vote of the holders of a majority of the Common Stock of the Corporation then issued, outstanding and entitled to vote shall be required.


                                   ARTICLE VII
                                   -----------
                              STOCK NON-ASSESSABLE
                              --------------------

          The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the Corporation.

                                  ARTICLE VIII
                                  ------------
                              FAIR PRICE PROVISIONS
                              ---------------------

Section 1:
---------

          (A)  In addition to any affirmative vote required by law or these

     Articles of Incorporation, and except as otherwise expressly provided in paragraph 2 of this Article VIII:

               (i)  any merger or consolidation of the Corporation or any

          Subsidiary (as hereinafter defined) with (a) any Interested

          Stockholder (as hereinafter defined) or (b) any other corporation

          (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

               (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $1,000,000 or more; or

               (iii) the issuance or transfer by the Corporation or any

          Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested

          Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof)

          having any aggregate Fair Market Value of $1,000,000 or more; or

               (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an

          Interested Stockholder or any Affiliate of any Interested Stockholder;

          or

               (v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the

          Corporation of any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested

          Stockholder;

     shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of common stock of the Corporation authorized to be issued from time to time under

     Article V of these Articles of Incorporation (the "Common Stock"). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

          (B) The term "Business Combination" as use in this Article VIII shall mean any transaction which is referred to in any one or more of clauses (i)

     through (v) of subparagraph (A) of this paragraph 1.


Section 2:
---------

          The provisions of paragraph 1 of this Article VIII shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of these Articles of Incorporation, if all of the conditions specified in either of the following subparagraphs (A) or (B) are met:

          (A)  The Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined); provided, however,

     that such approval shall only be effective if obtained at a meeting at which a Continuing Director Quorum (as hereinafter defined) is present, or

          (B)  All of the following conditions have been met:

               (i)  The aggregate amount of (x) cash and (y) Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash, to be received per share by holders of the Corporation's Common Stock in such Business Combination transaction shall be at least equal to the highest amount determined under sub-clauses (a), (b) and (c) below:

                    (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers'

               fees) paid by the Interested Stockholders for any share of Common

               Stock acquired by it (1) within the two- year period immediately prior to the first public announcement of the proposal of the

               Business Combination (the "Announcement Date") or (2) in the

               transaction in which it became an Interested Stockholder,

               whichever is higher;

                    (b) the Fair Market Value per share of Common Stock on the

               Announcement Date or on the date on which the Interested

               Stockholder became an Interested Stockholder (such latter date is referred to in this Article VIII as the "Determination Date"),

               whichever is higher; and

                    (c) (if applicable) the price per share equal to the Fair

               Market Value per share of Common Stock determined pursuant to subparagraph (B)(i)(b) above, multiplied by the ratio of (1) the highest per share price (including any brokerage commissions,

               transfer taxes and soliciting dealers' fees) paid by the

               Interested Stockholder for any shares of Common Stock acquired by it within the two-year period immediately prior to the

               Announcement Date to (2) the Fair Market Value per share of

               Common Stock on the first day in such two-year period in which the Interested Stockholder acquired any shares of Common Stock.

               (ii) After such Interested Stockholder has become an Interested

          Stockholder and prior to the consummation of such Business

          Combination: (a) except as approved by a majority of the Continuing

          Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any stock of the Corporation having preferential dividend rights; (b) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Continuing Directors, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification

          (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing

          Directors; and (c) such Interested Stockholder shall not have become the beneficial owner of any additional shares of Common Stock except as part of the transaction which results in such Interested

          Stockholder becoming an Interested Stockholder. The approval by a majority of the Continuing Directors of an exception to the requirements set forth in clauses (a) and (b) above shall only be effective if obtained at a meeting at which a Continuing Director

          Quorum is present.

               (iii) After such Interested Stockholder has become an Interested

          Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

               (iv) A proxy or information statement describing the proposed

          Business Combination and complying with the requirements of the

          Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public stockholders of the Corporation at least 30 days prior to the consummation of such Business

          Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).


Section 3:
---------

          For the purpose of this Article VIII

          (A)  The term "person" shall mean any individual, firm, corporation,

or other entity.

          (B)  The term "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary and other than any profit-sharing,

employee stock ownership, or other employee benefit plan of the Corporation or any Subsidiary or any trustee or fiduciary with respect to any such plan when acting in such capacity) who or which:

               (i)  is the beneficial owner (as hereinafter defined) of more than ten percent (10%) of the Common Stock; or

               (ii) is an Affiliate (as hereinafter defined) of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of ten percent (10%) or more of the Common

Stock; or

               (iii) is an assignee of or has otherwise succeeded to any shares of Common Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder,

if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

          (C)  A person shall be a "beneficial owner" of any Common Stock:

               (i)  which such persons or any of its Affiliates or Associates

(as hereinafter defined) beneficially owns, directly or indirectly; or

               (ii) which such person or any of its Affiliates or Associates has, directly or indirectly, (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement, or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

               (iii) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring,

holding, voting or disposing of any shares of Common Stock.

          (D)  For purposes of determining whether a person is an Interested

Stockholder pursuant to subparagraph (B) of this paragraph 3, the number of shares of Common Stock deemed to be outstanding shall include shares deemed owned through application of subparagraph (C) of this paragraph 3 but shall not include any other shares of Common Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights,

warrants or options, or otherwise.

          (E)  The term "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and

Regulations under the Securities Exchange Act of 1934, as in effect on April 1,

1985, or amendments thereto.

          (F)  The term "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the

Corporation, provided, however, that for the purposes of the definition of

Interested Stockholder set forth in subparagraph (B) of this paragraph 3, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

          (G)  The term "Continuing Director" means any member of the Board of

Directors of the Corporation (the "Board") who is unaffiliated with the

Interested Stockholder and was a member of the Board prior to the time that the

Interested Stockholder became an Interested Stockholder, and any successor of a

Continuing Director who is unaffiliated with the Interested Stockholder and is recommended to succeed a Continuing Director by a majority of Continuing

Directors, provided that such recommendation or election shall only be effective if made at a meeting at which a Continuing Director Quorum is present.

          (H)  The term "Continuing Director Quorum" means six Continuing

Directors capable of exercising the powers conferred upon them under the provisions of the Articles of Incorporation or By-Laws of the Corporation or by

law.

          (I)  The term "Fair Market Value" means: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York

Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite

Tape, on the New York Stock Exchange, or, if such stock is not listed on such

Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc., Automated

Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of such stock as determined by the Board in good faith, and (ii) in the case of the property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of Continuing Directors,

provided that such determination shall only be effective if made at a meeting at which a Continuing Director Quorum is present.

          (J)  In the event of any Business Combination in which the Corporation survives, the phrase "other consideration to be received" as used in subparagraphs (B)(i) and (ii) of paragraph 2 of this Article VIII shall include the shares of Common Stock retained by the holders of such shares.


Section 4:
---------

          Nothing contained in this Article VIII shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.


Section 5:
---------

          Notwithstanding any other provisions of these Articles of

Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of

Incorporation or the By-Laws of the Corporation), the affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) or more of the shares of

Common Stock shall be required to amend or repeal, or adopt any provisions inconsistent with this Article VIII.

                                   ARTICLE IX
                                   ----------
                               SPECIAL PROVISIONS
                               ------------------

Section 1:
---------

          The private property of the stockholders, directors, or officers shall not be subject to the payment of any corporate debts to any extent whatsoever.


Section 2:
---------

          (A)  To the fullest extent that the laws of the State of Nevada, as in effect on March 18, 1987, or as thereafter amended, permit elimination or limitation of the liability of directors and officers, no Director, officer,

employee, fiduciary or authorized representative of the Company shall be personally liable for monetary damages as such for any action taken, or any failure to take any action, as a Director, officer or other representative capacity.

          (B)  This Article shall not apply to any action filed prior to March

18, 1987, nor to any breach of performance or failure of performance of duty by a Director, officer, employee, fiduciary, or authorized representative occurring prior to March, 1987. Any amendment or repeal of this Article which has the effect of increasing Director liability shall operate prospectively only, and shall not affect any action taken, or any failure to act, prior to its adoption.


Section 3:
---------

          (A)  Right to Indemnification. Except as prohibited by law, every
               ------------------------
director and officer of the company shall be entitled as a matter of right to be indemnified by the company against reasonable expense and any liability paid or incurred by such person in connection with any actual or threatened claim,

action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the company or otherwise, in which he or she may be involved, as a party or otherwise, by reason of such person being or having been a Director or officer of the company or by reason of the fact that such person is or was serving at the request of the company as a

Director, officer, employee, fiduciary or other representative of the

Corporation or another corporation, partnership, joint venture, trust, employee benefit plan or other entity (such claim, action, suit, or proceeding hereinafter being referred to as "action"); provided, however, that no such right of indemnification shall exist with respect to an action brought by a director or officer against the company (other than a suit for indemnification as provided in paragraph (B)). Such indemnification shall include the right to have expenses incurred by such person in connection with an action paid in advance by the company prior to final disposition of such action, subject to such conditions as may be prescribed by law. As used herein, "expense" shall include fees and expenses of counsel selected by such person; and "liability"

shall include amounts of judgments, excise taxes, fines and penalties, and amounts paid in settlement.

          (B)  Right of Claimant to Bring Suit. If a claim under paragraph (A)
               -------------------------------
of this Section is not paid in full by the company within thirty days after a written claim has been received by the company, the claimant may at any time thereafter bring suit against the company to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action that the conduct of the claimant was such that under Nevada law the company would be prohibited from indemnifying the claimant for the amount claimed, but the burden of proving such defense shall be on the company.

Neither the failure of the company (including its Board of Directors,

independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the conduct of the claimant was not such that indemnification would be prohibited by law, nor an actual determination by the company (including the Board of Directors, independent legal counsel, or its stockholders) that the conduct of the claimant was such that indemnification would be prohibited by law, shall be a defense to the action or create a presumption that the conduct of the claimant was such that indemnification would be prohibited by law.

          (C)  Insurance and Funding. The Company may purchase and maintain
               ---------------------
insurance to protect itself and any person eligible to be indemnified hereunder against any liability or expense asserted or incurred by such person in connection with any action, whether or not the company would have the power to indemnify such person against such liability or expense by law or under the provisions of this Section 3. The company may make other financial arrangements which include a trust fund, program of self-insurance, grant a security interest or other lien on any assets of the corporation, establish a letter of credit,

guaranty or surety as set forth in 1987 Statutes of Nevada, Chapter 28 to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

          (D)  Non-Exclusive; Nature and Extent of Rights. The right of
               ------------------------------------------
indemnification provided for herein (1) shall not be deemed exclusive of any other rights, whether now existing or hereafter created, to which those seeking indemnification hereunder may be entitled under any agreement, by-law or article provision, vote of stockholders or directors or otherwise, (2) shall be deemed to create contractual rights in favor of persons entitled to indemnification hereunder, (3) shall continue as to persons who have ceased to have the status pursuant to which they were entitled or were denominated as entitled to indemnification hereunder and shall inure to the benefit of the heirs and legal representatives of persons entitled to indemnification hereunder and (4) shall be applicable to actions, suits or proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof. The right of indemnification provided for herein may not be amended, modified or repealed so as to limit in any way the indemnification provided for herein with respect to any acts or omissions occurring prior to the adoption of any such amendment or repeal.


Section 4:
---------

          In furtherance, and not in limitation, of the powers conferred by statute, the Board of Directors, by majority vote of those present at any called meeting, is expressly authorized:

          (A)  To hold its meetings, to have one or more offices, and to keep the books of the Corporation, except as may be otherwise specifically required by the laws of the State of Nevada, within or without the State of Nevada, at such places as may be from time to time designated by it.

          (B)  To determine from time to time whether, and if allowed under what conditions and regulations, the accounts and books of the Corporation (other than the books required by law to be kept at the principal office of the

Corporation in Nevada), or any of them, shall be open to inspection of the stockholders, and the stockholders' rights in this respect are and shall be restricted or limited accordingly.

          (C)  To make, alter, amend and rescind the By-Laws of the Corporation,

to fix the amount to be reserved as working capital, to fix the times for the declaration and payment of dividends, and to authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

          (D)  To designate from its number an executive committee, which, to the extent provided by the By-Laws of the Corporation or by resolution of the

Board of Directors, shall have and may exercise in the intervals between meetings of the Board of Directors, the powers thereof which may lawfully be delegated in respect of the management of the business and the affairs of the

Corporation, and shall have power to authorize the seal of the Corporation to be affixed to such papers as may require it. The Board of Directors may also, in its discretion, designate from its number a finance committee and delegate thereto such of the powers of the Board of Directors as may be lawfully delegated, to be exercised when the Board is not in session.

                                    ARTICLE X
                                    ---------
                         OTHER CONSTITUENCIES PROVISIONS
                         -------------------------------

          In taking action, including (but not limited to) action which may involve or relate to a change or potential change in the control of the

Corporation, the Board of Directors of the Corporation shall be entitled to consider, without limitation, (1) both the long-term and the short-term interests of the Corporation and its stockholders and (2) the effects that the

Corporation's actions may have in the short-term or in the long-term upon any of the following: (i) the prospects for potential growth, development,

productivity, and profitability of the Corporation; (ii) the Corporation's current employees; (iii) the Corporation's creditors; and (iv) the ability of the Corporation to provide, as a going concern, goods, services, employment opportunities and employment benefits and otherwise to contribute to the communities in which it does business and to serve the public interest. Nothing in this paragraph shall create any duties owed by any Director to any person or entity to consider or afford any particular weight to any of the foregoing. For purposes of this paragraph, "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Corporation, whether through the ownership of voting stock, by contract or other.

          IN WITNESS WHEREOF, the said SIERRA PACIFIC RESOURCES has caused this

Certificate to be signed by its President and its Secretary, and its corporate seal to be hereto affixed this 28th day of July, 1999.

                                        SIERRA PACIFIC RESOURCES



                                        By   /s/ Malyn K. Malquist
                                             -----------------------------------
                                             Malyn K. Malquist, President



                                        By   /s/ William E. Peterson
                                             -----------------------------------
                                             William E. Peterson, Secretary


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